                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan of our report dated January 17, 2000, with respect to the consolidated financial statements of Juniper Networks, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

Palo Alto, California
August 17, 2000